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                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-57719 of ConAgra, Inc. on Form S-4 of our report dated July 10, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of GoodMark Foods, Inc. for the year ended May 25, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina
June 30, 1998